                                                           EXHIBIT NO. EX-99.j.1

                       Consent of Independent Auditors

We  consent  to the  references  to our firm  under the  caption  "Independent
Auditors" in the Statement of Additional  Information  and to the inclusion of our report dated November 13, 2000 in the  Registration  Statement (Form N-1A)
and related  Prospectus  and  Statement of Additional  Information  of the J&B
Funds   filed  with  the   Securities   and   Exchange   Commission   in  this
Post-Effective  Amendment No. 1 under the Securities Act of 1933 (Registration
No.  333-43554)  and  Post-Effective  Amendment  No.  3 under  the  Investment
Company Act of 1940 (Registration No. 811-10039).

                                                  /s/Ernst & Young LLP
                                                  Ernst & Young LLP

Kansas City, Missouri
December 19, 2000